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                               MIMLIC SERIES FUND, INC.
                                MONEY MARKET PORTFOLIO
                               PERFORMANCE CALCULATIONS

TOTAL RETURN CALCULATIONS

Total return is the percentage change between the offering price of one Portfolio share at the beginning of a period and the net asset value of that share at the end of the period with income and capital gains distributions assumed to be entirely reinvested at the net asset value as of the reinvest date. A data base file is kept and updated monthly with respect to ending net asset values, reinvest prices, and income and capital gains distribution amounts per share. From this data base file total return can be calculated for any specified number of periods since the Portfolio's date of beginning operations.

CUMULATIVE TOTAL RETURN

Cumulative total return is based on an initial $1,000 investment made on December 3, 1985. Using the asset valuation and distribution information attached, the cumulative total return at December 31, 1989 is as follows:

   CUMULATIVE    =   ( ENDING REDEEMABLE VALUE - INITIAL AMOUNT INVESTED )  *100
                      ---------------------------------------------------
   TOTAL RETURN      (             INITIAL AMOUNT INVESTED               )

Cumulative total return for the period from December 3, 1985 to December 31, 1989 is as follows:

          ( 1,294.44 - 1,000.00)   *   100   =   29.44%
           --------------------
          (      1,000.00      )

AVERAGE ANNUAL TOTAL RETURN

In accordance with the Securities and Exchange Commission (SEC), average annual total return (T) allocates equal value amount each period (N) by comparing the initial amount invested (P) to the ending redeemable value (ERV). The formula prescribed by the SEC is as follows:

                                     N
                              P[(1+T) ]  =  ERV

Average annual total return for the period from December 3, 1985 to December 31, 1989 is as follows:

                           4.08
     $1,000  [(1  +  .0674)    ]  =  $1,294.44  T  =  6.52%

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Average annual total return for the period from January 1, 1989 to December 31,
1989 (one year) is as follows:

                          1
     $1,000  [(1  +  .0857 ]  =  $1,085.65  T  =  8.57%

Investment information used in the total return calculations is as follows:


                                                  Dividends per Share
                              Net asset        --------------------------
               Offering     value/reinvest     Net investment     Capital
    Date        price           value              income          gains
    ----        -----           -----              ------          -----

  12/03/85    $ 1.0000        $ 1.0000          $    -            $  -
  12/31/85      1.0000          1.0000            .005108            -
  01/31/86      1.0000          1.0000            .005378            -
  02/28/86      1.0000          1.0000            .004644            -
  03/31/86      1.0000          1.0000            .005205            -
  04/30/86      1.0000          1.0000            .004636            -
  05/30/86      1.0000          1.0000            .004283            -
  06/30/86      1.0000          1.0000            .004460            -
  07/31/86      1.0000          1.0000            .004416            -
  08/31/86      1.0000          1.0000            .003919            -
  09/30/86      1.0000          1.0000            .004047            -
  10/31/86      1.0000          1.0000            .003751            -
  11/30/86      1.0000          1.0000            .003419            -
  12/31/86      1.0000          1.0000            .004277            -
  01/31/87      1.0000          1.0000            .003841            -
  02/28/87      1.0000          1.0000            .003509            -
  03/31/87      1.0000          1.0000            .004491            -
  04/30/87      1.0000          1.0000            .004310            -
  05/31/87      1.0000          1.0000            .004589            -
  06/30/87      1.0000          1.0000            .004607            -
  07/31/87      1.0000          1.0000            .004646            -
  08/31/87      1.0000          1.0000            .004752            -
  09/30/87      1.0000          1.0000            .004693            -
  10/31/87      1.0000          1.0000            .005095            -
  11/30/87      1.0000          1.0000            .004581            -
  12/31/87      1.0000          1.0000            .004788            -
  01/31/88      1.0000          1.0000            .005050            -
  02/29/88      1.0000          1.0000            .004643            -
  03/31/88      1.0000          1.0000            .004864            -
  04/30/88      1.0000          1.0000            .004556            -
  05/31/88      1.0000          1.0000            .004846            -
  06/30/88      1.0000          1.0000            .004853            -
  07/31/88      1.0000          1.0000            .005414            -
  08/31/88      1.0000          1.0000            .005678            -


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  09/30/88      1.0000          1.0000            .005716            -
  10/31/88      1.0000          1.0000            .006310            -
  11/30/88      1.0000          1.0000            .006004            -
  12/31/88      1.0000          1.0000            .006528            -
  01/31/89      1.0000          1.0000            .006737            -
  02/28/89      1.0000          1.0000            .006202            -
  03/31/89      1.0000          1.0000            .007095            -
  04/30/89      1.0000          1.0000            .007154            -
  05/31/89      1.0000          1.0000            .007611            -
  06/30/89      1.0000          1.0000            .007334            -
  07/31/89      1.0000          1.0000            .007084            -
  08/31/89      1.0000          1.0000            .006831            -
  09/30/89      1.0000          1.0000            .006557            -
  10/31/89      1.0000          1.0000            .006767            -
  11/30/89      1.0000          1.0000            .006512            -
  12/31/89      1.0000          1.0000            .006578            -

YIELD CALCULATIONS

The Portfolio may issue current yield quotations. Simple yields are computed by determining the net change in the value of a hypothetical account having a balance of one share at the beginning of a recent seven calendar day period, and multiplying that change by 365/7. Simple yield at December 31, 1989 is calculated as follows:

               (1.001476  -  1.00000)   * 365  =  7.69%
                                          ---
                                           7

Effective yields are computed by determining the net change in the value of a hypothetical account having a balance of one share at the beginning of a recent seven day period, dividing that change by seven, adding one to the quotient, raising the sum to the 365th power, and subtracting one from the result. Effective yield at December 31, 1989 is calculated as follows:

                                             365
     ([(1.001476  -  1.00000)/7[  +  1.00000)   -  1.00000  =  7.99%

For the purposes of the foregoing calculations, the value of the hypothetical account includes accrued interest income plus or minus amortized purchase discount or premium less accrued expenses, but does not include realized gains and losses or unrealized appreciation and depreciation.


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